News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President and Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Completes Acquisition of Ascension Orthopedics

PLAINSBORO, NJ, September 26, 2011 (GlobeNewswire) — Integra LifeSciences Holdings Corporation (Nasdaq:IART) today announced the closing of its previously announced acquisition of Ascension Orthopedics, Inc. (“Ascension.”) Ascension, based in Austin, Texas, develops and distributes a complementary range of implants for the shoulder, elbow, wrist, hand, foot and ankle.

“The acquisition of Ascension expands our platform in the fast-growing extremities space and provides us with access to the $600 million shoulder market,” said Stuart Essig, Integra’s Chief Executive Officer.

As indicated in the September 12, 2011 press release, this transaction is expected to increase revenues and dilute earnings per share in both the second half of 2011 and the full year 2012. Integra will provide more detailed financial guidance regarding the transaction on its third quarter earnings call next month.

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Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

Additional Information

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect Integra’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning expectations for the strategic benefits that this acquisition will provide to Integra, the effect of the acquisition on our results of operations, including revenue growth and earnings per share. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, Integra’s ability to successfully integrate the Ascension business into its own operations could affect the extent of the strategic benefits that Integra generates from this acquisition, and the impact of the acquisition on results of operations, including revenue growth and earnings per share. In addition, the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and Integra undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.